Exhibit 99.1

Semler Reports First Quarter 2017 Financial Results

Inventory and Manufacturing Capacity Grow to Prepare for Larger Orders

PORTLAND, Ore. – May 9, 2017 – Semler Scientific, Inc. (OTCQB: SMLR), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today reported financial results for the first quarter ended March 31, 2017.

“We believe that our products enable our customers to identify when preventive care options are appropriate, which allows them to intervene before events like heart attacks or strokes occur,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “Hence, the incentives for our customers to use our products include better clinical outcomes for their patients and better economics for their businesses,” he added.

FINANCIAL RESULTS

For the three months ended March 31, 2017, compared to corresponding period of 2016, Semler had:

•	Revenue of $2,055,000, an increase of $554,000, compared to $1,501,000
•	Total operating expense, which includes cost of revenue, of $2,805,000, an increase of $372,000, compared to $2,433,000
•	Cost of revenue of $540,000, an increase of $123,000, compared to $417,000
•	Net loss of $871,000, or $0.17 per share, a decrease of $135,000, compared to a net loss of $1,006,000, or $0.20 per share

For the sequential three months ended March 31, 2017, compared to three months ended December 31, 2016, Semler had:

•	Revenue of $2,055,000, a decrease of $261,000, compared to $2,316,000
•	Total operating expense, which includes cost of revenue, of $2,805,000, an increase of $386,000, compared to $2,419,000
•	Cost of revenue of $540,000, an increase of $15,000, compared to $525,000
•	Net loss of $871,000, or $0.17 per share, an increase of $651,000, compared to a net loss of $220,000, or $0.04 per share
•	Cash of $159,000, a decrease of $463,000, compared to $622,000

FIRST QUARTER 2017 HIGHLIGHTS

The major accomplishments of the first quarter were as follows:

1)	Increased inventory and manufacturing capacity for our vascular testing product, QuantaFlo™, in preparation for anticipated continued customer base growth in 2017

2)	Received new and expanded orders for QuantaFlo™, which we expect to be installed in the second quarter, resulting in continued sequential quarterly revenue growth as part of our recurring revenue model

3)	Migrated more customers to QuantaFlo™ from its lower-priced predecessor product

4)	Developed additional cybersecurity protections that are intended to aid our customers in complying with regulations regarding safeguarding personal health information

In 2017, revenue from QuantaFlo™ is expected to grow due to an increasing number of installations, higher average pricing as compared to its predecessor product and the recurring revenue business models that we employ. We have received new and expanded orders in the first quarter that we have installed in the second quarter of 2017.

Sequential results for first quarter 2017 compared to fourth quarter 2016 showed some decreases due to lower revenue from our fee-per-test customers, who primarily include home risk assessment service providers and who we believe historically conduct more business in the latter half of the calendar year than in the earlier months. Also in the first quarter of 2017, operating expenses were impacted by higher expenditures, such as those for increased manufacturing and fulfillment capabilities, projects to improve cybersecurity measures and research and development projects.

“Our immediate objective is to become the standard of care for testing to identify patients at risk for heart attacks and strokes to enable better preventive medical care,” said Dr. Murphy-Chutorian. “The first quarter performance was outstanding in this regard, particularly in growing our order book for fulfillment in the second quarter of 2017,” he concluded.

Notice of Conference Call

Semler will host a conference call at 11 a.m. ET, Tuesday, May 9, 2017. The call will address first quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the "Semler First Quarter 2017 Financial Results Call, conference ID# 7813537" The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Statements of Operations

(In thousands of U.S. Dollars, except for share and per share amounts)

	For the three months ended March 31
	(Unaudited)
	2017	2016

Revenue	$2,055	1,501

Operating expenses:
Cost of revenue	540	417
Engineering and product development	439	270
Sales and marketing	988	974
General and administrative	838	772

Total operating expenses	2,805	2,433

Loss from operations	(750)	(932)

Interest and other expense	(116)	(73)
Other expense	(5)	(1)
Interest and other expense	(121)	(74)

Net loss	$(871)	$(1,006)

Net loss per share, basic and diluted	$(0.17)	$(0.20)

Weighted average number of shares used in computing basic and diluted loss per share	5,231,208	5,123,568

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	As of	As of
	March 31, 2017	December 31, 2016
	(Unaudited)

Cash	$159	$622
Other current assets	1,298	970
Noncurrent assets	1,659	1,480
Total assets	3,116	3,072

Current liabilities	5,802	3,229
Non-current liabilities	552	2,762
Stockholders' deficit	(3,238)	(2,919)
Total liabilities and stockholders' deficit	$3,116	$3,072

About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Our mission is to develop, manufacture and market innovative proprietary products and services that assist our customers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. We believe we are positioned to provide valuable information to our insurance company and physician customers, which in turn permit them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding growth in the customer base, continued revenue growth from QuantaFlo™ business, and the effects of the Company’s cybersecurity measures. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its cardiovascular testing products, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

####

Page 5 of 5